Filing Under Rule 424(b)(2)
                                           Registration File No. 33-45793


Pricing Supplement No. 57                  Dated: November 1, 1995



(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)




                             TRIBUNE COMPANY
                              $300,000,000
                       MEDIUM-TERM NOTES, SERIES C
             Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                       $10,000,000
ORIGINAL ISSUE DATE:                    November 6, 1995
MATURITY DATE:                          November 7, 2005
INTEREST RATE:                          6.35%
INTEREST PAYMENT DATES:                 May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:   None
ABILITY TO REDEEM AT HOLDER OPTION:     None
DENOMINATED CURRENCY:                   U.S. Dollars
ADDITIONAL TERMS:                       None

The Agent: Goldman, Sachs & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

                                           Filing Under Rule 424(b)(2)
                                           Registration File No. 33-45793


Pricing Supplement No. 58                  Dated:  November 1, 1995



(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)




                             TRIBUNE COMPANY
                              $300,000,000
                       MEDIUM-TERM NOTES, SERIES C
             Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                     $10,000,000
ORIGINAL ISSUE DATE:                  November 6, 1995
MATURITY DATE:                        November 7, 2005
INTEREST RATE:                        6.35%
INTEREST PAYMENT DATES:               May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY: None
ABILITY TO REDEEM AT HOLDER OPTION:   None
DENOMINATED CURRENCY:                 U.S. Dollars
ADDITIONAL TERMS:                     None

The Agent: Salomon Brothers Inc. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

                                              Filing Under Rule 424(b)(2)
                                              Registration File No. 33-45793

Pricing Supplement No. 59                     Dated:  November 1, 1995

(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)


                             TRIBUNE COMPANY
                              $300,000,000
                       MEDIUM-TERM NOTES, SERIES C
            Due from Nine Months or More from Date of Issue

PRINCIPAL AMOUNT:                          $10,000,000
ORIGINAL ISSUE DATE:                       November 6, 1995
MATURITY DATE:                             November 7, 2005
INTEREST RATE:                             6.35%
INTEREST PAYMENT DATES:                    May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:      None
ABILITY TO REDEEM AT HOLDER OPTION:        None
DENOMINATED CURRENCY:                      U.S. Dollars
ADDITIONAL TERMS:                          None

The Agent: Merrill Lynch & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.